Exhibit 10.89

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECTION 3(b), 4(2) OR 4(6) OF THE SECURITIES  ACT OF 1933,  AS  AMENDED (THE “SECURITIES  ACT”), AND,  ACCORDINGLY, MAY NOT BE OFFERED, SOLD,  PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

$5,000.00 NOTE DUE 30 DAYS FROM ORIGINAL ISSUANCE DATE

THIS NOTE is a duly authorized note issued by National Automation Services, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”) The Note is due in 30 days from the Original Issuance Date (the “Maturity Date”), issued on April 16, 2013 (the “Original Issuance Date”) in an aggregate principal amount of Five Thousand Dollars (US $5,000.00).

FOR VALUE RECEIVED, the Company promises to pay to Joan Dougherty located at the address listed below (the “Holder”) the principal sum of Five Thousand Dollars (US $5,000.00), on or prior to the Maturity Date and to pay interest to the Holder on the principal sum at a flat rate of one million (1,000,000) shares of the Company’s restricted common stock (“Common Stock”). If at any time after the Original Issuance Date an Event of Default has occurred, the Holder shall be entitled to remedies under Section 1 hereof. This is not a Public Offering and is being offered to accredited investors only.

This Note is subject to the following additional provisions:

Section 1.              Events of Default and Remedies.

I.              “Event of Default,” when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a)       any default in the payment of the principal of or interest on this Note as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise;

(b)       the  Company  shall  fail  to  observe  or  perform  any  other  covenant, agreement or warranty contained in, or otherwise commit any breach of, this Note, and such failure or breach shall not have been remedied within fifteen (15) Business Days of its receipt of notice of such failure or breach;

(c)       the Company shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a “custodian” (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains un-dismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues un- discharged or un-stayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

II.        Remedies                    If  any  Event of  Default occurs  and  continues, then  the Holder may, by notice to the Company, accelerate all of the payments due under this Note by declaring all amounts so due under this Note, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything contained herein to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.  This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

(a)       The Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, and proceed to enforce the payment of this Note. The Company agrees to pay reasonable costs of collection incurred by Holder and its counsel upon a default and failure of the Company to pay the Note in a timely manner.

(b)       Except as expressly provided for herein, the Company specifically (i) waives all rights it may have (A) to notice of nonpayment, notice of default, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares of Common Stock and (B) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by the Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any type or description except for cure periods; and (ii) releases the Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of the Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

Section 2.              Common Stock

Upon Maturity, the unpaid principal amount of this Note plus one million shares of the Company’s Common Stock shall be paid to the Holder. Shares issued shall become free trading stock as promulgated by the rules and regulations of the U. S. Securities and Exchange Commission. Upon payment in full on or before the Maturity Date, the Purchaser shall return the Note to the Company for cancellation.  The Company shall use reasonable efforts to deliver to the Holder not later than ten (10) Business Days after the Maturity Date, a certificate or certificates representing the number of shares of Common Stock being acquired.

(a)       The issuance of a certificate or certificates for shares of Common Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 3.                   Absolute Payment Obligation;  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.  The Company represents that it shall not issue more than $250,000 of Notes inclusive of this Note during the period from the Issuance Date to the Maturity Date. Notwithstanding the foregoing, the Company reserves the right to enter into a variety of funding agreements at any time during the period of this Note with terms and conditions dictated by market conditions and the capital needs of the Company.

Section 4.              Loss, Theft, Mutilation or Destruction.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Note, and, if requested by the Company, an agreement to indemnify the Company in form reasonably acceptable to the Company.

Section 5.              Payment Dates.   Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next following Business Day.

Section 6.              Notices.   All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt, by facsimile transmission against facsimile confirmation, or mailed by recognized overnight courier prepaid, to the parties at the following addresses:

If to the Company:	National Automation Services, Inc.
P.O. Box 400775
Las Vegas, NV 89140
Attn: Robert W. Chance, President & CEO

If to the Holder:	Joan Dougherty
3306 St. Davids Road
Newtown Square, PA 19073

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 8, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 8, be deemed given upon facsimile confirmation, (c) if delivered by overnight courier to the address as provided in this Section 8, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt and (d) if by electronic mail, when directed to an electronic mail address provided for in this Section 8, be deemed given upon delivery (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8). Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

Section 7.       Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

Section 8.          Invalidity.    If  any  provision  of  this  Note  is  held  to  be  invalid,  illegal  or unenforceable, the balance of this Note shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless  remain applicable  to all other persons and circumstances.

Section 9.          Rules of Construction. By its acceptance of this Note, Holder acknowledges and agrees that he has been represented by counsel during the negotiation and execution of this Note, and therefore he waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 10.        Governing Law.   This Note shall be construed and enforced in accordance with and governed  by the internal laws of the State of Nevada, without  regard to its principles of conflicts of laws.

Section 11.        Consent  to Jurisdiction;  Service  of Process.   The Company  and Holder,  by his acceptance of this Note, each irrevocably consents and agrees that any proceeding commenced by it arising out of or relating to this Note shall be brought only in the applicable court in the State of Nevada in any other manner provided by applicable law.

Section 12.       Waiver of Jury Trial. The Company and Holder, by his acceptance of this Note, each irrevocably  waives any and all right to trial  by jury in any proceeding  arising out of or related to this Note.

Section 13.        Transfer; Assignment.  This Note is not transferable, negotiable or assignable  by Holder except pursuant to the laws of descent and distribution.

Section 14.        Headings.  Headings are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any of the terms or provisions hereof.

IN WITNESS WHEREOF, the Company  has caused this instrument  to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

NATIONAL AUTOMATION SERVICES, INC.